Exhibit 99.2


                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Landis Plastics, Inc.

Gentlemen:

We have audited the accompanying balance sheets of Landis Plastics, Inc. (an Illinois Corporation), as of December 31, 2002 and 2001, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landis Plastics, Inc., as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Roche, Scholz, Roche & Walsh, Ltd.
February 14, 2003

                             LANDIS PLASTICS, INC.

                                 BALANCE SHEETS

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                 DECEMBER 31, 2002 AND 2001                       2002           2001
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ASSETS
Current assets:
   Cash and cash equivalents-unrestricted...................  $ 10,028,817   $  7,613,855
   Restricted cash for accrued EEOC settlements.............             -        707,493
                                                              ---------------------------
      Total cash and cash equivalents.......................    10,028,817      8,321,348
   Receivables:
      Trade accounts........................................    17,605,401     14,255,703
      Short-term notes......................................       133,698        105,924
      Current portion of long-term notes....................       631,935        348,752
   Inventory................................................    19,990,143     18,233,350
   Other current assets.....................................     2,401,038      1,873,065
                                                              ---------------------------
      Total current assets..................................    50,791,032     43,138,142
                                                              ---------------------------
Property, plant and equipment:
   Land and improvements....................................       848,776        848,776
   Buildings and improvements...............................    13,219,540     12,959,854
   Machinery and equipment..................................   156,996,769    150,903,651
   Less: accumulated depreciation...........................   (99,539,537)   (87,129,592)
                                                              ---------------------------
      Total property, plant and equipment, net..............    71,525,548     77,582,689
                                                              ---------------------------
Other assets:
   Long-term notes receivable, net of current portion.......     2,690,062      3,250,096
   Other receivables........................................       684,521        489,864
   Deposits.................................................     1,259,788      1,046,922
   Other assets.............................................       360,392        506,403
                                                              ---------------------------
      Total other assets....................................     4,994,763      5,293,285
                                                              ---------------------------
Total assets................................................  $127,311,343   $126,014,116
                                                              ---------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable.........................................  $  6,169,359   $  6,623,046
   Short-term borrowings....................................       746,762      1,546,586
   Current portion of long-term debt........................     2,200,000      2,200,000
   Customer deposits........................................       108,999        484,334
   Accrued payroll and vacation.............................     4,000,774      3,801,105
   Accrued property taxes...................................     1,241,500      1,196,500
   Other current liabilities................................     4,098,844      4,804,296
                                                              ---------------------------
      Total current liabilities.............................    18,566,238     20,655,867
                                                              ---------------------------
Long-term liabilities:
   Long-term debt, net of current portion...................    32,036,504     35,636,504
   Other long-term liabilities..............................        83,195              -
                                                              ---------------------------
  Total long-term liabilities...............................    32,119,699     35,636,504
                                                              ---------------------------
Stockholders' equity:
   Common stock.............................................        53,600         53,600
   Additional paid-in capital...............................       253,976         98,540
   Retained earnings........................................    76,317,830     69,569,605
                                                              ---------------------------
      Total stockholders' equity............................    76,625,406     69,721,745
                                                              ---------------------------
Total liabilities and stockholders' equity..................  $127,311,343   $126,014,116
-----------------------------------------------------------------------------------------

See accompanying notes to financial statements

                             LANDIS PLASTICS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

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       FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001             2002           2001
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Revenue
   Product sales............................................  $207,824,698   $199,575,739
   Other sales..............................................     3,787,896      1,602,902
                                                              ---------------------------
      Total revenue.........................................   211,612,594    201,178,641
                                                              ---------------------------
Cost of goods sold
   Materials................................................    74,392,010     70,899,138
   Direct labor.............................................    20,771,431     20,226,641
   Manufacturing overhead...................................    71,813,423     66,463,619
                                                              ---------------------------
      Total cost of goods sold..............................   166,976,864    157,589,398
                                                              ---------------------------
Gross profit................................................    44,635,730     43,589,243
                                                              ---------------------------
General expenses
   Selling and marketing....................................     5,015,742      4,629,641
   Administrative...........................................    12,554,492     12,712,399
   Transportation...........................................     3,094,584      3,149,317
   Warehousing..............................................    10,382,683     10,486,478
   Asset impairment loss....................................             -        531,557
                                                              ---------------------------
      Total general expenses................................    31,047,501     31,509,392
                                                              ---------------------------
Operating income............................................    13,588,229     12,079,851
Other income (expense)
   Interest income..........................................       417,965        598,968
   Interest expense.........................................    (3,111,649)    (3,688,284)
   Loss on derivative valuation.............................      (128,517)             -
   Miscellaneous income (expense)...........................        47,296        (65,393)
                                                              ---------------------------
Net income before income taxes..............................    10,813,324      8,925,142
Provision for state income taxes............................        22,887          6,980
                                                              ---------------------------
Net income..................................................    10,790,437      8,918,162
Retained earnings--beginning of year........................    69,569,605     65,926,224
Stockholder distributions...................................    (4,042,212)    (5,274,781)
                                                              ---------------------------
Retained earnings--end of year..............................  $ 76,317,830   $ 69,569,605
-----------------------------------------------------------------------------------------

See accompanying notes to financial statements.

                             LANDIS PLASTICS, INC.

                            STATEMENTS OF CASH FLOWS

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       FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001            2002           2001
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Cash flows from operating activities:
   Net income...............................................  $10,790,437   $  8,918,162
   Adjustments to reconcile net income to net cash provided
      by operating activities:
      Depreciation..........................................   12,561,305     12,303,665
      Amortization..........................................            -        142,871
      Non-cash interest on related party loans..............       34,630              -
      Employee stock-based compensation.....................      155,436              -
      Asset impairment loss.................................            -        531,557
      (Gain) loss on sale of equipment......................      (18,755)        19,922
      Loss on derivative valuation..........................      128,517              -
      Change in provision for losses on accounts
         receivable.........................................       73,003          4,491
      (Increase) decrease in:
         Accounts receivable................................   (3,422,701)     3,175,379
         Inventory..........................................   (1,756,793)    (1,496,619)
         Other assets.......................................     (381,962)       583,469
      Increase (decrease) in:
         Accounts payable...................................     (453,684)       277,146
         Customer deposits..................................     (375,335)        74,267
         Other current liabilities..........................     (676,701)       145,516
                                                              --------------------------
            Net cash provided by operating activities.......   16,657,397     24,679,826
                                                              --------------------------
Cash flows from investing activities:
   Capital acquisitions and equipment deposits..............   (6,579,245)    (9,805,814)
   Proceeds from sale of equipment..........................       51,563         11,450
   Net short-term loans to related parties..................      (22,929)        12,421
   Long-term loan to related parties........................      (71,901)      (171,820)
   Principal payments from related parties on long-term
     loans..................................................      348,752        353,712
   Increase in other receivables............................     (194,657)      (195,463)
                                                              --------------------------
            Net cash used in investing activities...........   (6,468,417)    (9,795,514)
                                                              --------------------------
Cash flows from financing activities:
   Net short-term borrowings from related parties...........     (839,299)      (528,240)
   Principal payments on long-term debt.....................   (3,600,000)    (8,114,059)
   Stockholder distributions................................   (4,042,212)    (5,274,781)
                                                              --------------------------
            Net cash used in financing activities...........   (8,481,511)   (13,917,080)
                                                              --------------------------
Net increase in cash........................................    1,707,469        967,232
Cash and cash equivalents at beginning of year..............    8,321,348      7,354,116
                                                              --------------------------
Cash and cash equivalents at end of year....................  $10,028,817   $  8,321,348
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See accompanying notes to financial statements.

                             LANDIS PLASTICS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Landis Plastics, Inc. is a closely held corporation that manufactures plastic products. Offices and plants are located in Chicago Ridge and Alsip, Illinois; Monticello and Richmond, Indiana; Solvay, New York; and Tolleson, Arizona.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessments of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Accounts receivable are reduced by an allowance for doubtful accounts of $114,400 at December 31, 2002, and $41,397 at December 31, 2001.

INVENTORIES

The Company values substantially all of its inventories at cost determined on a last-in, first-out (LIFO) basis. The LIFO method resulted in a valuation below cost of $1,759,388 at December 31, 2002, and $144,201 at December 31, 2001.

PROPERTY, PLANT AND EQUIPMENT

Land, buildings and equipment are stated at cost. Depreciation is computed on the straight-line basis for financial statement purposes over the estimated useful lives of the assets as follows:

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Machinery...................................................      10 Years
Transportation equipment....................................    5-10 Years
Other equipment and fixtures................................    5-10 Years
Land improvements...........................................      20 Years
Leasehold improvements......................................   10-40 Years
Buildings...................................................      40 Years
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ASSET IMPAIRMENT LOSS

As required by Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of," the Company recorded losses on long-lived assets. The total impairment of long-lived assets in 2001 was $531,557 related to a robotic parts handling system that did not meet performance criteria. The impairment charge was the difference between the carrying value and the estimated fair value of the assets. The Company estimated fair values based on discounted future cash flows.

AMORTIZATION

The discounts relating to the non-interest bearing notes will be amortized over the two year terms of the notes using the interest expense method.

CASH AND CASH EQUIVALENT

For financial statement presentation purposes, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value due to the short term, highly liquid nature of cash equivalents.

CASH FLOW STATEMENT

Cash used by operating activities included payments for interest and income taxes as follows:

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                                                                 2002         2001
-------------------------------------------------------------------------------------
Interest paid...............................................  $3,130,273   $3,554,208
Income taxes paid...........................................      16,271       35,539
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Supplemental disclosures of noncash investing and financing activities:

Noncash investing and financing transactions consisting of the cost of acquiring machinery and equipment and the related obligations have been included in fixed assets and notes payable, respectively, in the accompanying financial statements at a discounted value. Amortization of the loan discount increased the note payable by $142,871 during 2001.

Additional noncash investing and financing activities consist of the following:

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                                                                2002       2001
---------------------------------------------------------------------------------
Capital expenditures included in other accrued
   liabilities..............................................  $170,596   $552,698
Stock-based compensation and related credit to additional
   paid-in capital..........................................   155,436
---------------------------------------------------------------------------------

DERIVATIVE FINANCIAL INSTRUMENTS

In accordance with SFAS No. 133, derivative financial instruments are reported on the balance sheet at fair value, and changes in the derivative's fair value are recognized currently in earnings. The derivative financial instruments are not designated as hedging instruments. Derivatives are utilized by the Company in the management of its interest rate exposures. The Company does not use derivative financial instruments for trading or speculative purposes.

The Company enters into interest rate swap agreements, which effectively exchange variable interest rate debt for fixed interest rate debt. The agreements are used to reduce the exposure to possible increases in interest rates. The Company enters into these swap agreements with a major financial institution on a portion of its long-term borrowings. The interest rate swap agreements involve the periodic exchange of payments without the exchange of the notional amount upon which the payments are based. The differential to be received or paid is accrued, as interest rates change, and recognized currently in the statement of income and retained earnings.

INCOME TAXES

Landis Plastics, Inc. has elected by unanimous consent of its stockholders to be taxed as an "S" corporation under Section 1362 of the Internal Revenue Code. Accordingly, no provision or liability for federal income taxes is reflected in the accompanying statements. Instead, the stockholders are liable for individual federal income taxes on their respective share of the Company's taxable income. However, the Company is liable for certain state income taxes. General investment and employment tax credit carryforwards are available in various states of approximately $900,000. These credits expire between 2004 and 2017.

NOTE 2. RETIREMENT PLAN

The Company provides a qualified 401(k) savings plan. Eligible employees may defer between 2% and 10% of compensation each year, not to exceed the maximum allowed by law. The. Company will match the employee contribution on a 50% basis up to 6% contributed. In addition, for non-highly compensated employees, the Company will match the employee contribution 100% for compensation deferrals between 6% and 8%. No matching contributions will be made for compensation deferrals in excess of 8%. Company contributions to the plan were $884,763 for 2002, and $854,530 for 2001.

NOTE 3. NOTES RECEIVABLE

Short-Term notes receivable are as follows at December 31:

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                                                                2002       2001
---------------------------------------------------------------------------------
Due from officers of the Company and beneficiaries of
   qualified stockholders' trusts, interest at 4.0% in 2002
   and 4.0% in 2001, due on demand, unsecured...............  $133,698   $105,924
                                                              -------------------
Total short-term notes receivable...........................  $133,698   $105,924
---------------------------------------------------------------------------------

Long-Term notes receivable from related parties are as follows at December 31:

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                                                                 2002         2001
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Due from beneficiaries of qualified stockholders' trusts;
   interest at 6.5%; annual principal payments of $176,792
   plus interest until maturity in December, 2006; secured
   by stock certificates of Landis Plastics, Inc............  $  707,167   $  883,958
Due from various trusts with common beneficiaries as the
   qualified stockholders' trusts; interest at 9.0%;
   payments including principal and interest of $143,809 in
   2003 and $143,809 annually thereafter until maturity in
   January, 2006; unsecured, security in real estate is
   optional to the company..................................     465,901      559,367
Due from a trust whose trustee is an officer of the company;
   interest at 9.0%; principal payments of $90,543 in
   arrears at December 31, 2002; entire balance classified
   as short-term as of December 31, 2002; unsecured,
   security in real estate is optional to the company.......     218,353      218,353
Due from a trust whose trustee is an officer of the Company;
   interest at 6.0%; principal payments of $40,260 in
   arrears at December 31, 2002; entire balance classified
   as short-term as of December 31, 2002; unsecured,
   security in real estate is optional to the Company.......      50,325       50,325
Due from a partnership comprised of trusts with common
   beneficiaries as the qualified stockholders' trusts;
   interest at 7.5%; payments including principal and
   interest of 18,112 monthly until maturity in 2016,
   unsecured................................................   1,808,350    1,886,845
Due from beneficiaries of qualified stockholders' trusts;
   interest at 4.0%; principal due on demand; unsecured.....      71,901            -
                                                              -----------------------
Total notes receivable......................................   3,321,997    3,598,848
Less: current portion.......................................    (631,935)    (348,752)
                                                              -----------------------
Notes Receivable, Long-Term.................................  $2,690,062   $3,250,096
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NOTE 4. OTHER RECEIVABLES

On November 30, 1999, the Company entered into a certain Split Dollar Life Insurance Agreement to fund an irrevocable insurance trust of an officer of the Company. In addition, a Collateral Assignment Agreement was simultaneously executed, providing the Company a security interest in the cash surrender value of the policy upon its surrender, or, if not surrendered, in the proceeds payable upon the death of the second to die under the terms of the policy.

The annual premium due under the terms of the policy currently approximates $202,500. The Company, at the option of the owner of the policy, can be called upon each year to pay all or a portion of this premium. The Company is prohibited from borrowing against the cash surrender value, and cannot assign its security interest in the policy to anyone except the policy owner or the owner's nominee. The owner of the policy is the trustee of the irrevocable trust. The premium balance owed to the Company on December 31, 2002 and 2001, was $684,521 and $489,864, respectively, and is presented as other receivables on the balance sheet.

NOTE 5. SHORT-TERM BORROWINGS

Short-Term borrowings at December 31, 2002 and 2001, consist of the following:

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                                                                2002        2001
-----------------------------------------------------------------------------------
Due to officers of the Company and beneficiaries of
   qualified stockholders' trusts, interest at 4.0% in 2002
   and 4.0% in 2001, due on demand, unsecured...............  $746,762   $1,546,586
                                                              ---------------------
Total Short-Term Borrowings.................................  $746,762   $1,546,586
-----------------------------------------------------------------------------------

NOTE 6. LONG-TERM DEBT

Notes payable as of December 31, 2002 and 2001, are as follows:

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                                                                 2002          2001
---------------------------------------------------------------------------------------
Bank One, interest at the lesser of prime or LIBOR + 1.5%,
   monthly principal payments of $83,333 plus interest, due
   in 2005, secured by equipment............................  $ 2,836,504   $ 3,836,504
Bank One, interest at the lesser of prime or LIBOR + 1.5%,
   monthly principal payments of $100,000 plus interest, due
   March 1, 2004, secured by equipment......................    1,400,000     2,600,000
Due to officer/stockholder of Landis Plastics, Inc.;
   interest at 7.0%, semi-annual interest payments of
   $49,000, due May 1, 2004, retired in 2002 before
   maturity, unsecured......................................            -     1,400,000
C.M. Life Insurance Company, semi-annual interest payments
   at 8.88% on senior note until maturity, annual principal
   payments of $371,429 beginning in March of 2004 until
   maturity in March of 2010, unsecured.....................    2,600,000     2,600,000
Massachusetts Mutual Life Insurance Company, semi-annual
   interest payments at 8.88% on three separate senior notes
   until maturity, annual principal payments of $2,485,714
   beginning in March of 2004 until maturity in March of
   2010, unsecured..........................................   17,400,000    17,400,000
Northern Life Insurance Company, semi-annual interest
   payments at 8.88% on senior note until maturity, annual
   principal payments of $571,429 beginning in March of 2004
   until maturity in March of 2010, unsecured...............    4,000,000     4,000,000
Reliastar Life Insurance Company, semi-annual interest
   payments at 8.88% on senior note until maturity, annual
   principal payments of $428,571 beginning in March of 2004
   until maturity in March of 2010, unsecured...............    3,000,000     3,000,000

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                                                                 2002          2001
---------------------------------------------------------------------------------------
Sigler and Company, semi-annual interest payments at 8.88%
   on senior note until maturity, annual principal payments
   of $428,571 beginning in March of 2004 until maturity in
   March 2010, unsecured....................................    3,000,000     3,000,000
                                                              -------------------------
Total Notes Payable.........................................   34,236,504    37,836,504
Less: Current Portion.......................................   (2,200,000)   (2,200,000)
                                                              -------------------------
Long-Term Debt..............................................  $32,036,504   $35,636,504
---------------------------------------------------------------------------------------

Maturities of long-term debt for the next five years are as follows:

--------------------------------------------------------------
   2003         2004         2005         2006         2007
--------------------------------------------------------------
$2,200,000   $5,485,714   $5,122,218   $4,285,714   $4,285,714
--------------------------------------------------------------

The provisions of the Company's loan and credit agreements with Bank One require the maintenance of at least $5,500,000 of working capital, and at each calendar quarter end a ratio of current assets to current liabilities of not less than
1.22 to 1.0, a ratio of indebtedness to tangible net worth of not greater than
1.0 to 1.0, and a debt service ratio equal or greater than 1.2 to 1.0. The Company is also required to maintain minimum tangible net worth of at least $59,000,000 in 2002 and $61,500,000 in 2003. The Company was in compliance with the aforementioned covenants as of December 31, 2002.

The provisions of the senior notes under the private placement agreement requires the Company to maintain specified levels of consolidated net worth and certain financial performance ratios. The covenants also stipulate certain limitations on additional indebtedness, mergers or consolidations, asset sales, investments, and transactions with affiliates. At December 31, 2002, the Company was in compliance with all of these provisions.

NOTE 7. BANK LINE OF CREDIT

Under terms of an unsecured revolving credit agreement with Bank One, the Company may borrow up to $10,000,000. The agreement expires March 27, 2003. All borrowings under this agreement will be evidenced by one or more demand notes of the Company and will bear interest at the lesser of prime or LIBOR +1.5%. Nothing was borrowed against this agreement as of December 31, 2002 and 2001.

NOTE 8. COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

The aggregate number of shares which the Company is authorized to issue is 100,000, divided into two classes of no par value shares. The designation of each class and the number of shares of each class are as follows:

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                                               SHARES       2001      SHARES       2002      SHARES
                       SERIES     SHARES     OUTSTANDING   SHARES   OUTSTANDING   SHARES   OUTSTANDING
        CLASS          ------   AUTHORIZED    12-31-00     ISSUED    12-31-01     ISSUED    12-31-02
------------------------------------------------------------------------------------------------------
Common...............       A       50,000        536.00        -        536.00        -        536.00
Common...............       B       50,000      4,846.43    79.00      4,925.43    66.00      4,991.43
                       -------------------------------------------------------------------------------
                                   100,000      5,382.43    79.00      5,461.43    66.00      5,527.43
------------------------------------------------------------------------------------------------------

The Common A and Common B stock are collectively referred to as common stock. Except for exclusive voting rights and powers, all shares of Common A and Common B stock are identical in all respects and entitle the holders thereof to the same rights and privileges. The holders of Common A stock issued and outstanding possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers. The holders of Common B stock issued and outstanding are not entitled to any notice of stockholders' meetings or to vote upon any question affecting the affairs of the Company.

Changes in additional paid-in capital for the years ended December 31, 2002 and 2001, are as follows:

----------------------------------------------------------------------
Additional paid-in capital at December 31, 2000 and 2001....  $ 98,540
Stock-based compensation award to employees in 2002.........   155,436
                                                              --------
Additional paid-in capital at December 31, 2002.............  $253,976
----------------------------------------------------------------------

NOTE 9. RESTRICTED STOCK PLAN AND STOCK-BASED COMPENSATION

In May of 2000 the Company adopted a restricted stock plan under which it may grant shares of non-voting common stock to certain executive employees. The plan is administered by the Compensation Committee of the Board of Directors and covers the period from January 1, 2000, to December 31, 2005. The maximum number of shares of non-voting common stock which may be subject to restricted stock awards under the plan is 5,000. However, no individual recipient is entitled to receive an aggregate total of more than ten percent of the shares available under the plan.

The shares awarded pursuant to this plan are subject to certain restrictions on transfer. Such restrictions will lapse with respect to one-fourth of the shares awarded during each of the four consecutive calendar years beginning one year after the date of issuance, but only if on the date the restrictions are to lapse the recipient has been an employee of the Company continuously from the time of the restricted stock award to such date of lapse.

For the years ended December 31, 2002 and 2001, the Company awarded shares of non-voting common stock to various executive employees subject to the terms of the restricted stock plan. A total of 66 shares were issued pursuant to the plan in 2002, and 79 shares were issued in 2001. The weighted-average grant-date fair value of the awarded stock amounted to $7,809 and $6,406 per share for 2002 and 2001, respectively. Compensation cost was not recognized for stock-based employer compensation awards in 2001 because of the vesting restrictions. Such compensation cost will be recognized in subsequent years as the restrictions lapse. Compensation cost of $155,436 was recognized in 2002 for stock-based employer compensation awards related to the shares on which restrictions lapsed.

NOTE 10. FINANCIAL INSTRUMENTS

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2002, except as noted in the following paragraph, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Based on the borrowing rates currently available to the Company for long-term debt with similar terms and average maturities, the fair value of long-term debt is approximately $1.75 million greater than the carrying value as of December 31, 2002.

The Company has entered into an interest rate swap contract with the intent of managing its exposure to interest rate risk. The contract fixes the interest rate on approximately $2.84 million and $3.83 million of the Company's floating rate obligations at December 31, 2002 and 2001, respectively, at an average base rate of 4.97% per annum until expiration in 2005. Gains and losses from interest rate swaps are recognized currently in the statement of income and retained earnings.

The fair value of the interest rate swap agreement is provided to the Company by a bank known to be a high volume participant in this market. The value represents the estimated amount the Company would receive or pay to terminate the agreement taking into consideration current interest rates. In the unlikely event that the counterparty fails to perform under the contract, the Company bears the credit risk that payments due to the Company may not be collected.

NOTE 11. CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables.

The Company maintains cash and cash equivalent balances at several financial institutions located in the Chicago area. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's uninsured cash and cash equivalent balances total $11,753,654 and $11,739,636 at December 31, 2002 and 2001, respectively.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the Company's routine assessments of the financial strength of its customers. The Company maintains a provision for potential credit losses based upon collectibility of all accounts receivable. The Company's historical experience in collection of accounts receivable falls within the recorded allowances.

Two major customers in the food industry accounted for approximately 49% of the Company's product sales in 2002, and 44% of the Company's product sales in 2001. Also, two major suppliers accounted for approximately 83% of the Company's raw material purchases in 2002, and 87% of the Company's raw material purchases in 2001.

NOTE 12. SELF INSURANCE

Landis Plastics, Inc. maintains outside insurance coverage for worker's compensation claims in the states of Indiana and Arizona, but is self insured in the states of Illinois and New York. The Company does, however, maintain outside insurance coverage for Illinois and New York claims that exceed $300,000 per occurrence, and $778,819 in aggregate for all claims in a policy year.

In accordance with Illinois state requirements, the Company maintains an irrevocable standby letter of credit in the amount of $250,000 from Bank One for the benefit of the Industrial Commission of Illinois. In accordance with New York state requirements, the Company maintains an irrevocable standby letter of credit in the amount of $1,010,613 from Bank One for the benefit of the state of New York Workmen's Compensation Board. No funds were drawn under either letter of credit in 2002 or 2001.

All approved claims of approximately $519,000 and $487,000 were paid by the Company in 2002 and 2001, respectively. The Company has recorded an accrued liability of $719,266 for pending claims as of December 31, 2002.

NOTE 13. LEASE COMMITMENTS

The plants in Chicago Ridge and Alsip, Illinois, are owned by related parties and leased to the Company under annual agreements expiring December 31, 2003. The annual rental is $289,000 for the Chicago Ridge facility and $2,810,100 for the Alsip facility. The Company is liable for property taxes and insurance. The plants in Indiana are owned by the Company.

The facility in Solvay, New York, is owned by related parties and leased to the Company under a ten year lease expiring in June, 2004. The annual rental is $600,000 and the Company is also liable for property taxes and insurance. The lease provides an option to the Company for two renewal terms for successive periods of five years each with annual rentals remaining the same.

The facility in Tolleson, Arizona, is owned by related parties and leased to the Company under an annual agreement expiring December 31, 2003. The annual rental is $1,200,000 and the Company is also liable for property taxes and insurance.

Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 2002, for each of the next five years are as follows:

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                            YEAR                               AMOUNT
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2003........................................................  $600,000
2004........................................................   300,000
2005........................................................         -
2006........................................................         -
2007........................................................         -
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The Company also leases warehouses under several operating leases on a month to month basis. Total rent expense for all operating leases approximated $6 million for 2002, and $6 million for 2001.

NOTE 14. STOCKHOLDERS' AGREEMENT

The stockholders of the Company have an agreement stipulating, among other things, the terms under which the Company's stock can be sold or transferred. The agreement provides that a stockholder intending to dispose of an interest in the Company must first obtain written consent of the Company and all other stockholders. The Company has the option to redeem shares upon the death, disability, or termination of employment of a stockholder if certain other stockholders do not exercise their options to purchase. The Company is not required to redeem shares under any circumstances.

NOTE 15. OTHER COMMITMENTS AND CONTINGENCIES

The Company was a party to several related claims involving employment matters. In December of 2000, the Company entered into a Consent Decree with the Equal Employment Opportunity Commission (EEOC) to settle the claims. Under the Consent Decree, the Company established a claims settlement fund at a bank for $782,000 for the benefit of various claimants. The interest bearing bank account had a balance of $0 and $707,493 as of December 31, 2002 and 2001, respectively. The balance in the account is reflected in the financial statements as of December 31, 2002 and 2001, as "restricted cash for accrued EEOC settlements" and the related current liability is included in "other accrued expenses."

The Company was also a defendant in a third party action arising out of an injury to an employee. The parties reached a settlement in February of 2002, and liability was apportioned to an equipment manufacturer and the Company. Landis Plastics, Inc. agreed to contribute $140,000 to the total settlement of $425,000. This liability of $140,000 was properly accrued for in the financial statements as of December 31, 2001, and paid in 2002.

Other claims, suits, and complaints arising in the ordinary course of operations have been filed or are pending against the Company. In the opinion of management, such matters are without merit or are of such kind, or involve such amounts, as would not have a significant effect on the financial position or results of operations of the Company if disposed of unfavorably.

NOTE 16. RECLASSIFICATIONS

Certain amounts for 2001 have been reclassified to conform with 2002 classifications. Such reclassifications had no effect on reported net income.